Via EDGAR

March 2, 1998


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Attn:	Filing Desk

	RE:	Golden Triangle Industries, Inc.
		File Number :  333-45503


Ladies and Gentlemen:

	Please consider the following as an accelleration request with regard to Registration File Number 333-45503 filed on Form S-3 by
Golden Triangle Industries, Inc.

	Pursuant to the Securities Exchange Act of 1933, Golden Triangle Industries, Inc. requests that the Registration Statemnent referred to above be accelerated to become effective at 9:00 AM Eastern Time on March 20, 1998, or as soon thereafter as is practicle.



Golden Triangle Industries, Inc.


___/s/  Robert_B._Early___________
Robert B. Early
Chief Financial Officer